Exhibit 99.1

PRESS RELEASE

Level 3 Reports First Quarter 2016 Results

First Quarter 2016 Highlights

•                  Grew Core Network Services revenue by 3.6 percent year-over-year, on a pro forma and constant currency basis

•                  Grew Enterprise Core Network Services revenue by 5.7 percent year-over-year, or 6.2 percent year-over-year, excluding UK Government revenue, both on a pro forma and constant currency basis

•                  Grew North America Enterprise Core Network Services revenue by approximately two percent sequentially, on a pro forma and constant currency basis

•                  Delivered strong Adjusted EBITDA growth of 15 percent on a pro forma basis to $710 million and expanded Adjusted EBITDA margins to 34.6 percent

•                  Generated strong Free Cash Flow of $213 million

BROOMFIELD, Colo., April 28, 2016 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the first quarter 2016.

“Level 3’s first quarter results demonstrate the benefit of our emphasis on profitable growth, as evident in our expanding margins and strong Free Cash Flow during the quarter,” said Jeff Storey, president and CEO of Level 3. “The continued evolution of our products and service capabilities matches the changing and complex needs of enterprises, positioning the company to become the premier provider of global communications services.”

Total revenue was $2.051 billion for the first quarter 2016, compared to $2.030 billion on a pro forma basis, for the first quarter 2015, excluding the results from the company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

In the first quarter 2016, the company generated net income of $124 million, basic earnings per share of $0.35 and diluted earnings per share of $0.34. Included in basic and diluted earnings per share was Income Tax Expense of $94 million, $85 million of which was non-cash, primarily due to utilization of the company’s U.S. federal net operating losses. For the first quarter 2015, net income was $122 million and basic and diluted earnings per share were $0.35.

Financial Results

Metric ($ in millions)	First Quarter 2016	First Quarter 2015 Pro Forma(1)(2)
Core Network Services Revenue	$1,947	$1,904
Wholesale Voice Services Revenue	$104	$126
Total Revenue	$2,051	$2,030
Network Access Costs	$694	$720
Network Access Margin	66.2%	64.5%
Network Related Expenses (NRE) (3)	$331	$349
Selling, General and Administrative Expenses (SG&A)(3)	$316	$341
Non-cash Compensation Expense	$47	$31
Adjusted EBITDA(4)	$710	$620
Adjusted EBITDA Margin(4)	34.6%	30.5%
Capital Expenditures	$297	$251
Unlevered Cash Flow(4)	$324	$188
Free Cash Flow(4)	$213	$42
Net Income	$124	$122
Net Income per Common Share-Basic	$0.35	$0.35
Weighted Average Shares Outstanding (in thousands)- Basic	356,785	346,874

(1)   References to “pro forma” figures represent the results adjusted to exclude the company’s Venezuelan subsidiary’s operations except for Net Income, Net Income per Common Share-Basic and Weighted Average Shares Outstanding (in thousands)- Basic.

(2)   The reported first quarter 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(3)   Excludes non-cash compensation expense.

(4)   See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	First Quarter 2016	First Quarter 2015 Pro Forma(1)(2)	Percent Change, Constant Currency
North America	$1,601	$1,534	4%
Wholesale	$434	$438	(1)%
Enterprise	$1,167	$1,096	6%

EMEA	$191	$207	(5)%
Wholesale	$65	$71	(5)%
Enterprise	$107	$110	—%
UK Government	$19	$26	(22)%

Latin America	$155	$163	8%
Wholesale	$39	$44	—%
Enterprise	$116	$119	10%

Total CNS Revenue	$1,947	$1,904	4%
Wholesale	$538	$553	(1)%
Enterprise	$1,409	$1,351	6%

(1)         References to “pro forma” figures represent the results adjusted to exclude the company’s Venezuelan subsidiary’s operations.

(2)         The reported first quarter 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

CNS Revenue

CNS Revenue was $1.947 billion in the first quarter 2016, increasing 3.6 percent year-over-year on a pro forma and constant currency basis.

Adjusted EBITDA

For the first quarter 2016, Adjusted EBITDA was $710 million. For the first quarter 2015, Adjusted EBITDA on a pro forma basis was $620 million, which excluded the results from the operations of the company’s Venezuelan subsidiary.

Adjusted EBITDA margins expanded to 34.6 percent in the first quarter 2016 from 30.5 percent on a pro forma basis in the first quarter 2015.

Capital Market Transactions and Liquidity

After the close of the quarter, on April 21, 2016, the company fully redeemed $775 million aggregate principal amount of Level 3 Financing, Inc.’s 7% Senior Notes due 2020. To fund the redemption of these notes, Level 3 Financing used the net proceeds from the issuance of its 5.25% Senior Notes due 2026, along with cash on hand, to pay for principal, accrued interest, applicable premiums and transaction fees and expenses.

The company will incur a loss on extinguishment and modification of debt before taxes as a result of this transaction and related redemption of $40 million, or approximately $0.11 in basic earnings per share in the second quarter 2016.

As of March 31, 2016, the company had cash and cash equivalents of $1.004 billion.

2016 Business Outlook

“With our continued focus on profitable revenue growth and strong Adjusted EBITDA results in the first quarter 2016, we are increasing our outlook for full year 2016 Adjusted EBITDA growth,” said Sunit Patel, executive vice president and CFO of Level 3.

“We now expect full year 2016 Adjusted EBITDA growth of 10 to 12 percent, compared to our previous outlook of 9 to 12 percent. In addition, we continue to expect to generate Free Cash Flow of $1.0 to $1.1 billion.”

The company has also updated full year 2016 outlook measures for interest expense and non-cash compensation expense.

Metrics	Old Outlook	New Outlook
Adjusted EBITDA(1)	YoY growth of 9% to 12%	YoY growth of 10% to 12%
Free Cash Flow	$1.0 to $1.1 billion	No Change
GAAP Interest Expense	$570 million	$555 million
Cash Interest Expense	$520 million	$510 million
Capital Expenditures	15% of Total Revenue	No Change
Depreciation and amortization	$1.230 billion	No Change
Cash Income Tax	$40 million	No Change
Non-cash Compensation Expense	$130 million	$170 million
Full Year Income Tax Rate	~30%	No Change

(1) From a starting point of $2.592 billion, which is adjusted to exclude Adjusted EBITDA from the company’s Venezuela subsidiary.

Conference Call and Website Information

Level 3 will hold a conference call to discuss the company’s First Quarter Results today at 10 a.m. ET. The call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com. Additional information regarding First Quarter Results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International). Questions should be sent to investor.relations@level3.com.

For additional information, please call +1 720-888-2518.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
D. Nikki Wheeler	Mark Stoutenberg
+1 720-888-0560	+1 720-888-2518
Nikki.Wheeler@Level3.com	Mark.Stoutenberg@Level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Operations, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q1 2016 (as reported)

(in millions)

Net Income	$124
Income Tax Expense	94
Total Other Expense	144
Depreciation and Amortization	301
Non-Cash Stock Compensation	47
Adjusted EBITDA	$710

Total Revenue	$2,051
Adjusted EBITDA Margin	34.6%

Adjusted EBITDA Metric

Q1 2015 (pro forma)(1)

(in millions)

Net Income	$109
Income Tax Expense	5
Total Other Expense	189
Depreciation and Amortization	286
Non-Cash Stock Compensation	31
Adjusted EBITDA	$620

Total Revenue	$2,030
Adjusted EBITDA Margin	30.5%

(1)Represents the consolidated results pro forma to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

Adjusted EBITDA Metric

Q1 2015 (as reported)

(in millions)

Net Income	$122
Income Tax Expense	5
Total Other Expense	189
Depreciation and Amortization	288
Non-Cash Stock Compensation	31
Adjusted EBITDA	$635

Total Revenue	$2,053
Adjusted EBITDA Margin	30.9%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow

Three Months Ended March 31, 2016 (as reported)

($ in millions)

	Unlevered
	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$510	$510
Capital Expenditures	(297)	(297)
Cash Interest Paid	112	N/A
Interest Income	(1)	N/A
Total	$324	$213

Unlevered Cash Flow and Free Cash Flow

Three Months Ended March 31, 2015 (pro forma)(1)

($ in millions)

	Unlevered
	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$293	$293
Capital Expenditures	(251)	(251)
Cash Interest Paid	147	N/A
Interest Income	(1)	N/A
Total	$188	$42

(1)Represents the consolidated results pro forma to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

Unlevered Cash Flow and Free Cash Flow

Three Months Ended March 31, 2015 (as reported)

($ in millions)

	Unlevered
	Cash Flow	Free Cash Flow
Net Cash Provided by Operating Activities	$305	$305
Capital Expenditures	(254)	(254)
Cash Interest Paid	147	N/A
Interest Income	(1)	N/A
Total	$197	$51

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited)

	Three Months Ended
(dollars in millions, except per share data)	March 31, 2016	December 31, 2015	March 31, 2015

Revenue	$2,051	$2,053	$2,053

Costs and Expenses
Network access costs	694	708	723
Network related expenses	338	344	356
Depreciation and amortization	301	294	288
Selling, general and administrative expenses	356	369	370
Total costs and expenses	1,689	1,715	1,737

Operating Income	362	338	316

Other Income (Expense):
Interest income	1	—	1
Interest expense	(135)	(152)	(180)
Loss on modification and extinguishment of debt	—	(55)	—
Other, net	(10)	3	(10)
Total other expense	(144)	(204)	(189)

Income Before Income Taxes	218	134	127

Income Tax (Expense) Benefit	(94)	3,189	(5)

Net Income	$124	$3,323	$122

Basic Earnings per Common Share:
Net Income per Share	$0.35	$9.33	$0.35
Weighted-Average Shares Outstanding (in thousands)	356,785	356,274	346,874

Diluted Earnings per Common Share:
Net Income per Share	$0.34	$9.24	$0.35
Weighted-Average Shares Outstanding (in thousands)	360,339	359,712	350,832

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,	March 31,
(dollars in millions)	2016	2015	2015

Assets

Current Assets:
Cash and cash equivalents	$1,004	$854	$1,114
Restricted cash and securities	837	8	7
Receivables, less allowances for doubtful accounts	807	757	743
Other	141	111	151
Total Current Assets	2,789	1,730	2,015

Property, Plant and Equipment, net	9,974	9,878	9,744
Restricted Cash and Securities	41	42	19
Goodwill	7,746	7,749	7,740
Other Intangibles, net	1,074	1,127	1,298
Deferred Tax Assets	3,365	3,441	284
Other Assets	50	50	55
Total Assets	$25,039	$24,017	$21,155

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$680	$629	$629
Current portion of long-term debt	781	15	503
Accrued payroll and employee benefits	146	218	177
Accrued interest	131	108	187
Current portion of deferred revenue	283	267	300
Other	166	179	148
Total Current Liabilities	2,187	1,416	1,944

Long-Term Debt, less current portion	10,870	10,866	10,849
Deferred Revenue, less current portion	1,012	977	895
Other Liabilities	628	632	750
Total Liabilities	14,697	13,891	14,438

Stockholders' Equity	10,342	10,126	6,717
Total Liabilities and Stockholders' Equity	$25,039	$24,017	$21,155

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in millions)	2016	2015	2015

Cash Flows from Operating Activities:
Net income	$124	$3,323	$122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	301	294	288
Non-cash compensation expense attributable to stock awards	47	49	31
Loss on modification and extinguishment of debt	—	55	—
Accretion of debt discount and amortization of debt issuance costs	5	6	7
Accrued interest on long-term debt, net	23	(29)	22
Deferred income taxes	85	(3,207)	(10)
Gain on sale of property, plant and equipment and other assets	—	—	(1)
Other, net	(9)	3	21
Changes in working capital items:
Receivables	(44)	43	(23)
Other current assets	(35)	10	(19)
Payables	48	5	(24)
Deferred revenue	46	29	8
Other current liabilities	(81)	(25)	(117)
Net Cash Provided by Operating Activities	510	556	305

Cash Flows from Investing Activities:
Capital expenditures	(297)	(330)	(254)
Change in restricted cash and securities, net	(828)	2	1
Proceeds from sale of property, plant and equipment and other assets	—	1	1
Net Cash Used in Investing Activities	(1,125)	(327)	(252)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	765	885	492
Payments on and repurchases of long-term debt and capital leases	(1)	(949)	(2)
Net Cash Provided by (Used in) Financing Activities	764	(64)	490

Effect of Exchange Rates on Cash and Cash Equivalents	1	(2)	(9)

Net Change in Cash and Cash Equivalents	150	163	534

Cash and Cash Equivalents at Beginning of Period	854	691	580

Cash and Cash Equivalents at End of Period	$1,004	$854	$1,114

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$112	$173	$147